Exhibit 24(a)

                         CONSENT OF INDEPENDENT AUDITORS




To the Board of Directors and Shareholders of Culp, Inc.:


We consent to incorporation by reference in the registration statement numbers 333-27519, 33-13310, 33-37027, 33-80206, and 33-62843 on Form S-8 of Culp, Inc.
of our report dated May 31, 2000, except for note 17 to the consolidated financial statements, as to which the date is February 19, 2001, relating to the consolidated balance sheets of Culp, Inc. and subsidiary as of April 30, 2000 and May 2, 1999, (as restated), and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended April 30, 2000 (as restated for the years ended May 2, 1999 and May 3, 1998), which report appears in the April 30, 2000 annual report on Form 10-K/A of Culp, Inc.

As discussed in note 17 to the consolidated financial statements, the company has restated its previously issued 2000, 1999 and 1998 consolidated financial statements.

                                        KPMG LLP

Charlotte, North Carolina
April 25, 2001